                                                                 [BANK ONE LOGO]

                                                                   March 7, 1996
Dear Shareholders:

    It is my pleasure to invite you to the Annual Meeting of BANC ONE CORPORATION Shareholders. This year the meeting will be held on Tuesday, April 16, 1996 at 9:00 a.m. at the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Union Room, Columbus, Ohio. A map showing the location of the meeting has been provided on the back cover of the attached Proxy Statement. Your Board of Directors and Management look forward to greeting those shareholders able to attend.

    For the reasons set forth in the Proxy Statement, your Board of Directors unanimously recommends a vote FOR Item 1, the election of directors, as set forth on the enclosed Proxy Card. This matter is more fully described in the accompanying Notice of Meeting and Proxy Statement.

    It is important that your shares be represented at the meeting whether or not you are able to attend personally. Accordingly, I urge you to sign and date the enclosed Proxy Card and return it in the enclosed envelope as promptly as possible.

    Thank you for your interest and participation in the affairs of BANC ONE.

                                          Sincerely,

                                          /s/ John B. McCoy

                                          John B. McCoy
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

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
                                                                 [BANK ONE LOGO]

                              BANC ONE CORPORATION
                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                                                                  Columbus, Ohio
                                                                   March 7, 1996

To the Shareholders of BANC ONE CORPORATION:

    Notice is hereby given that the Annual Meeting of Shareholders of BANC ONE CORPORATION will be held at the Hyatt Regency Columbus at the Greater Columbus
Convention Center, 350 North High Street, Union Room, Columbus, Ohio, on Tuesday, April 16, 1996, at 9:00 a.m., Columbus time, for the purpose of considering and voting upon the following matters, all as set forth in the accompanying Proxy Statement.

        ELECTION OF DIRECTORS--Election of a Board of Directors to hold office until the next Annual Meeting of Shareholders.

        OTHER BUSINESS--Transaction of such other business as may properly come before the meeting.

    The close of business on February 26, 1996 has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of BANC ONE CORPORATION will not be closed.

                                          By Order of the Board of Directors:

                                          /s/ Roman J. Gerber

                                          Roman J. Gerber
                                          EXECUTIVE VICE PRESIDENT AND SECRETARY

YOU ARE REQUESTED TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POST-PAID ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
GENERAL INFORMATION........................................................................................           1
ELECTION OF DIRECTORS......................................................................................           1
DIRECTORS FEES AND COMPENSATION............................................................................           5
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION................................................           6
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..............................................           6
EXECUTIVE COMPENSATION.....................................................................................           9
  Summary Annual Compensation..............................................................................           9
  Stock Incentive Plans....................................................................................          11
  Comparison of Five Year Cumulative Total Return..........................................................          13
  Savings Plan.............................................................................................          14
  Retirement Benefits......................................................................................          14
CERTAIN REPORTS............................................................................................          16
TRANSACTIONS WITH MANAGEMENT AND OTHERS....................................................................          16
OWNERSHIP OF SHARES........................................................................................          16
INDEPENDENT PUBLIC ACCOUNTANTS.............................................................................          18
SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING..............................................................          18
ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS.................................................................          18
OTHER BUSINESS.............................................................................................          18

                              BANC ONE CORPORATION
                             100 East Broad Street
                              Columbus, Ohio 43271

                                PROXY STATEMENT
                              GENERAL INFORMATION

    BANC ONE CORPORATION, hereinafter referred to as "BANC ONE," is furnishing this Proxy Statement to its shareholders in connection with the solicitation of proxies for use in voting at the Annual Meeting of Shareholders on Tuesday, April 16, 1996. The enclosed proxy is solicited by the Board of Directors of BANC ONE. This Proxy Statement is being mailed on or about March 7, 1996.

    The close of business on February 26, 1996, has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of BANC ONE will not be closed. As of February 15, 1996, BANC ONE had outstanding and entitled to vote 395,812,357 shares of Common Stock without par value ("Common Stock"), each of which is entitled to one vote. The 4,940,261 outstanding shares of Class C Preferred Stock ("Preferred Stock"), BANC ONE's only issue of preferred stock, are not entitled to vote at the Annual Meeting.

    Any shareholder giving the enclosed proxy has the power to revoke it at any time before it is voted if notice of revocation is given to BANC ONE in writing or at the Annual Meeting. The shares represented by the enclosed proxy will be voted as specified by the shareholders. If no choice is specified, the proxy will be voted for the election as Directors of the nominees named herein as hereinafter described.

    The presence of a majority of the outstanding shares of BANC ONE Common Stock in person or by proxy is necessary to constitute a quorum of shareholders for all matters to be considered at the Annual Meeting. A plurality of the votes cast at the meeting is required to elect directors.

    Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the Board of Directors of BANC ONE. With respect to all matters to be considered, abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Annual Meeting.

    The solicitation of proxies will be made by mail except for any incidental solicitation on the part of Directors and Officers of BANC ONE and of its affiliates by personal interviews, by telephone or by telegraph. BANC ONE will bear the cost of the solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of BANC ONE stock. BANC ONE has retained D. F. King & Co., Inc. to assist in such solicitation for a fee of $8,500 plus expenses.

                             ELECTION OF DIRECTORS

    The number of Directors to be elected at the Annual Meeting has been fixed by the Board of Directors at thirteen. Each Director will hold office until the 1997 Annual Meeting of Shareholders or until a successor is elected and qualified. Except as otherwise specified in the proxy, the shares represented by the enclosed proxy will be voted for the election as Directors of the thirteen nominees named below. If a nominee should become unavailable to serve, which is not anticipated, proxies will be voted for election of such person, if any, as shall be designated by the Board of Directors.

    Each of the nominees for election as Director is currently a Director of BANC ONE. Each of BANC ONE's present Directors was elected by the shareholders at the 1995 Annual Meeting, except for John W. Kessler, who was elected by the Board on October 17, 1995. The information which follows includes, as to each such nominee, the nominee's age, the year in which service was commenced as a Director of BANC ONE, the nominee's current positions and offices held with BANC ONE, if applicable, the nominee's business experience during the past five years, and certain other information, together with the nominee's beneficial ownership of BANC ONE Common Stock as of January 1, 1996.(1)(2)

                      CHARLES  E. EXLEY, JR.,  66, DIRECTOR SINCE  1992.               8,500 SHARES(3)
  [PHOTO]                 Corporate Director. Chairman  and Chief Executive  Officer, NCR  Corporation
                          (manufacturing and sales of computers and related products), January 1988 to
                          September  1991; prior thereto, President of NCR Corporation. Mr. Exley is a director of Merck & Co., Inc.

                      E. GORDON  GEE,  52, DIRECTOR  SINCE  1990.                    11,313  SHARES(3)
  [PHOTO]                 President,  The  Ohio State  University,  September 1990  to  present; prior thereto, President  of  the University  of  Colorado (1985-90)  and  of  the
                          University  of  West Virginia  (1981-85). Dr.  Gee serves  as a  director of
                          ASARCO, Inc., Intimate Brands, Inc.,  The Limited, Inc. and Glimcher  Realty
                          Trust.

                      JOHN  R.  HALL,  63, DIRECTOR  SINCE  1987.                     33,181 SHARES(3)
  [PHOTO]                 Chairman  and  Chief   Executive  Officer,  Ashland,   Inc.  (oil   refiner,
                          manufacturer and distributor of chemicals). Mr. Hall serves as a director of
                          Reynolds   Metals   Company,   Humana  Inc.,   CSX   Corporation   and  UCAR
                          International, Inc.

                      LABAN P. JACKSON, JR.,  53, DIRECTOR SINCE 1993.               14,458  SHARES(3)
  [PHOTO]                 Chairman  and Chief  Executive Officer,  Clear Creek  Properties, Inc. (real estate development), January  1989 to present;  prior thereto, Chairman  and
                          Chief Executive Officer, International Spike, Inc.

                      JOHN  W.  KESSLER, 60,  DIRECTOR  SINCE 1995                    15,141 SHARES(4)
  [PHOTO]                 Chairman, The New Albany Company (real estate development), 1988 to present,
                          Chairman,  Marsh  &  McLennan  Real  Estate  Advisors,  Inc.  (real   estate
                          development),  1980 to present  and Chairman, John  W. Kessler Company (real estate development), 1975 to  present. Mr. Kessler served  as a director  of
                          BANC ONE from 1986 to 1992.

                      RICHARD  J. LEHMANN,  51, DIRECTOR SINCE  1995.                157,984 SHARES(5)
  [PHOTO]                 President, BANC ONE,  April 1995  to present, and  Chief Operating  Officer,
                          BANC  ONE, January  1996 to present;  Chairman and  Chief Executive Officer,
                          Banc One  Arizona Corporation  (formerly, Valley  National Corporation)  and
                          Bank  One, Arizona,  N.A. (formerly Valley  National Bank),  January 1991 to
                          April 1995.

                      JOHN B. MCCOY, 52, CHAIRMAN, DIRECTOR SINCE  1983             535,174  SHARES(6)
  [PHOTO]                 Chairman,  BANC ONE, January  1987 to present;  President, BANC ONE, January
                          1983 to January  1987. Mr. McCoy  serves as a  director of Cardinal  Health,
                          Inc.,  Ameritech  Corporation, Federal  Home  Loan Mortgage  Corporation and
                          Tenneco, Inc.

                      JOHN G.  MCCOY,  83,  DIRECTOR  SINCE  1967                      498,612  SHARES
  [PHOTO]                 Chairman,  BANC ONE Executive Committee, May 1984 to present; prior thereto,
                          Chairman and Chief Executive Officer of BANC ONE. Mr. McCoy was a founder of
                          BANC ONE.(7)

                      RICHARD L.  SCOTT, 43,  DIRECTOR  SINCE 1994                    8,000  SHARES(3)
  [PHOTO]                 President,  Chief  Executive Officer  and Director,  Columbia/HCA Healthcare
                          Corporation (healthcare provider), September  1993 to present; Chairman  and
                          Chief  Executive  Officer,  Columbia/HCA  Healthcare  Corporation,  1987  to
                          September 1993.

                      THEKLA R. SHACKELFORD, 61,  DIRECTOR SINCE 1993               159,430  SHARES(3)
  [PHOTO]                 Education  consultant. Ms. Shackelford  founded School Selection Consulting, an admissions service  for independent  secondary schools  and colleges,  in
                          1978.  Ms. Shackelford serves  as a director  of Wendy's International, Inc.
                          and Fiserv Inc.

                      ALEX SHUMATE,  45,  DIRECTOR  SINCE  1993                       5,460  SHARES(3)
  [PHOTO]                 Office  Managing  Partner,  Squire,  Sanders  &  Dempsey (attorneys-at-law),
                          Columbus, Ohio since 1991. Mr. Shumate, who joined Squire, Sanders & Dempsey in 1988, served as Chief Counsel and  Deputy Chief of Staff to the  Governor
                          of  Ohio from  1985 to 1988.  Mr. Shumate  serves as a  director of Intimate
                          Brands, Inc.

                      FREDERICK P. STRATTON, JR., 56, DIRECTOR SINCE 1988            31,128  SHARES(3)
  [PHOTO]                 Chairman   and  Chief  Executive  Officer,  Briggs  &  Stratton  Corporation
                          (manufacturer of small  gasoline engines), November  1986 to present;  prior thereto,  President  & Chief  Executive Officer  of  Briggs &  Stratton. Mr.
                          Stratton serves  as a  Director  of Midwest  Express Holdings,  Inc.,  Weyco
                          Group,   Inc.,  Wisconsin  Electric  Power   Company  and  Wisconsin  Energy
                          Corporation.

                      ROBERT D.  WALTER, 50,  DIRECTOR SINCE  1987                   81,547  SHARES(3)
  [PHOTO]                 Chairman  and  Chief  Executive Officer,  Cardinal  Health,  Inc. (wholesale distributor of drug & related health products). Mr. Walter is a director  of
                          Columbia/HCA Healthcare Corporation and Westinghouse Electric Corporation.


------------------------
(1) Unless otherwise indicated, the nominee has had the same principal occupation for the past five years. Only directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, or otherwise subject to its periodic reporting requirements, are listed.

(2) Included in the shares set forth in the table above are shares owned by the nominee, the nominee's spouse, minor children, and certain other family members, and shares over which they have full voting control and power of disposition, except as otherwise indicated. Share amounts are reported and percentages of share ownership are calculated based upon the shares of BANC ONE Common Stock outstanding as of January 1, 1996 and, accordingly, do not reflect shares to be issued March 6, 1996 as a result of the 10% stock dividend declared by the Board of Directors on January 23, 1996 to shareholders of record as of the close of business on February 21, 1996. The percentage of shares of BANC ONE Common Stock beneficially owned by each person is less than 1%. No shares of BANC ONE Preferred Stock are beneficially owned by any nominee.

(3) Share amount shown excludes options on 1,951 shares of BANC ONE Common Stock granted in 1995 to directors who are not employees of BANC ONE or one of its affiliates pursuant to the 1995 Stock Incentive Plan, which options were not exercisable on or within 60 days of January 1, 1996. Share amounts shown include exercisable options on shares of BANC ONE Common Stock granted to directors who are not employees of BANC ONE or one of its affiliates pursuant to the 1989 Stock Incentive Plan. The number of shares so-included total 6,500 shares for each of Ms. Shackelford and Messrs. Exley and Jackson; 9,801 shares for Dr. Gee; 11,768 shares for each of Messrs. Hall, Stratton and Walter; 3,000 shares for Mr. Scott; and 4,300 shares for Mr. Shumate.

(4) Share amount shown excludes option on 2,631 shares of BANC ONE Common Stock granted to Mr. Kessler in 1995 as a new director pursuant to the 1995 Stock Incentive Plan, which option was not exercisable on or within 60 days of January 1, 1996.

(5) Share amount shown excludes options to purchase 65,450 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1996. Share amount shown includes 20,634 shares of BANC ONE Common Stock awarded to Mr. Lehmann which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination.

(6) Share amount shown excludes options to purchase 500,309 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1996. Share amount shown includes

    (a) 106,837 shares of BANC ONE Common Stock awarded to Mr. McCoy which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 88,562 shares of BANC ONE Common Stock.

(7) John G. McCoy is John B. McCoy's father.

COMMITTEES

    BANC ONE has three standing committees of the Board of Directors. The Personnel and Compensation Committee, which currently consists of John R. Hall (committee chairman), E. Gordon Gee, Richard L. Scott, Thekla R. Shackelford and Alex Shumate, held four meetings during 1995. In addition to reporting to the Board on the selection of BANC ONE's principal officers, including its chairman, president and other executive officers, and the fixing of their salaries, this Committee determines the amount of bonus paid to principal officers of BANC ONE and its affiliates, approves the salaries and bonus received by the principal officers of BANC ONE affiliates, administers certain BANC ONE employee benefit plans and serves as the Board of Directors' nominating committee. The Personnel and Compensation Committee, which recommends to the Board of Directors nominees for election or re-election as directors at the annual meeting of shareholders, will consider nominees recommended by shareholders as set forth hereinafter under "Annual Meeting Advance Notice Requirements."

    The Audit Committee, which currently consists of Robert D. Walter (committee chairman), Charles E. Exley, Jr., Laban P. Jackson, Jr. and Frederick P. Stratton, Jr. held four meetings during 1995. The Audit Committee meets with BANC ONE's independent public accountants and internal auditors, reviews the scope and results of their audits, reviews management responses to audit reports and inquires into various matters such as adequacy of internal controls and security, application of new regulatory policies and accounting rules and other issues that may from time to time be of concern to the Audit Committee or its members.

    The Executive Committee, which currently consists of John G. McCoy (committee chairman), John R. Hall, John B. McCoy and Robert D. Walter, held one meeting in 1995. The Executive Committee is empowered, between Board meetings, to exercise all the powers of the Board in the management of BANC ONE.

    During 1995, there were four meetings of BANC ONE's Board of Directors. All Directors attended at least 75% of the total number of meetings of the Board and committees on which they served.

                        DIRECTORS FEES AND COMPENSATION

    Directors who are not officers of BANC ONE or one of its affiliates receive $2,500 as a monthly retainer, $2,000 for each Board meeting attended and $1,400 for each Board committee meeting attended. Committee chairmen receive an additional $1,000 for each committee meeting chaired.

    BANC ONE has established a voluntary deferred compensation plan for non-employee Directors. Under that plan, a non-employee Director may elect, on or before December 31 of any year (or, in the case of a new Director, before such Director's term begins), to defer payment of all retainer, meeting and committee fees earned during the calendar year following such election and, unless such election is subsequently terminated, all succeeding calendar years. Fees deferred at the election of a Director are credited to an account established by BANC ONE in the Director's name and invested, at the Director's election, in the interest program and/or the BANC ONE stock program. Amounts invested in the interest program accrue interest at the average interest rate paid on money market deposit accounts or equivalent deposit accounts by Bank One, Columbus, N.A. Amounts invested in the BANC ONE stock program are invested in BANC ONE Common Stock and cash or cash equivalent securities, and cash dividends paid on shares in the BANC ONE stock program are reinvested in additional BANC ONE Common Stock. With certain limited exceptions, deferred amounts are paid in cash in a lump sum payment or in approximately equal annual installments over a five or ten-year period at the election of the Director, commencing 30 days after the first business day of the calendar year following the date the plan administrator is notified that the Director has ceased to be a Director. No shares of BANC ONE Common Stock are distributed to Directors under the plan. At the present time eight current non-employee Directors participate in the deferred compensation plan.

    The 1995 Stock Incentive Plan (the "1995 Plan") provides for the automatic grant of nonqualified stock options ("Director Stock Options") to each Director who is not an employee of BANC ONE or one of its affiliates ("Eligible Directors") upon the terms and conditions set forth in the 1995 Plan (including the condition that each Director Stock Option has an option price that is equal to the fair market value of BANC ONE Common Stock on the date of grant). Commencing immediately after the adjournment of the BANC ONE annual meeting each year, each Eligible Director who was an Eligible Director immediately preceding such annual meeting and who has been elected as a director at such annual meeting is automatically granted Director Stock Options for that number of shares of BANC ONE Common Stock having a fair market value of $60,000 on the date of grant if, but only if, the return on common equity of BANC ONE as set forth in BANC ONE's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than 10%. In 1995, each of BANC ONE's re-elected non-employee Directors received an option to purchase 1,951 shares of BANC ONE Common Stock at an exercise price of $30.75 per share. The 1995 Plan further provides that each person who is first elected or appointed to serve as a Director and who is an Eligible Director is, upon such person's initial appointment or election as an Eligible Director, automatically granted Director Stock Options for that number of shares of BANC ONE Common Stock having a fair market value of $100,000 on the date of grant. Upon his election to the Board in October 1995, Mr. Kessler received an option to purchase 2,631 shares of BANC ONE Common Stock at an exercise price of $38.00 per share.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    BANC ONE's Personnel and Compensation Committee (the "Committee"), which has responsibility for reviewing all aspects of the compensation program for key executive officers of BANC ONE, is comprised of Ms. Shackelford and Messrs. Gee, Hall, Scott and Shumate, none of whom is now or in the past was an officer of BANC ONE or any of its subsidiaries.

    Certain members of the Committee and their associates are at present, as in the past, customers of the banks affiliated with BANC ONE and have lending transactions with such banks in the ordinary course of business. Additional lending transactions may be expected to take place with banks affiliated with BANC ONE in the ordinary course of business. Such lending transactions have been and will continue to be on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable lending transactions with other persons. Such lending transactions did not, and will not, involve more than normal risk of collectibility or present other unfavorable features.

    Alex Shumate, a director of BANC ONE, is Managing Partner of the Columbus, Ohio office of Squire, Sanders & Dempsey, attorneys. BANC ONE and its subsidiaries retained Squire, Sanders & Dempsey for legal services in 1995 and will utilize the law firm in 1996. Payments paid to Squire, Sanders & Dempsey by BANC ONE and its affiliates in 1995 did not exceed 5% of the law firm's gross revenues for the year and were comparable to payments that would have been paid by BANC ONE and its affiliates to non-affiliated persons for similar services. John B. McCoy serves as Chairman of the Compensation and Personnel Committee of Cardinal Health, Inc., whose Chairman and Chief Executive Officer, Robert D. Walter, is a director of BANC ONE.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE POLICIES

    The Committee's primary objective in the area of compensation is to attract and retain executives with the experience and capabilities of providing outstanding leadership to BANC ONE's employees and excellent returns for BANC ONE's shareholders.

    Each year the Committee conducts a thorough review of its executive compensation program. This review includes a comprehensive analysis provided by an independent, recognized compensation and benefits consulting firm covering the design and competitiveness of the compensation program. BANC ONE's executive compensation program is reviewed and analyzed with respect to the components of compensation and also with respect to aggregate total compensation to ensure its competitiveness against other major U.S. bank holding companies and selected, diversified financial businesses (the "Peer Group").

    Each year, the Committee reviews the selection of peer companies used for compensation comparison purposes. The Committee believes that BANC ONE's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Thus, the Peer Group used for compensation purposes is not the same as the peer group index set forth and used in the Comparison of Five-Year Cumulative Total Return graph included elsewhere in this Proxy Statement.

    The key components of BANC ONE's executive compensation program are base salary, annual incentive opportunity and equity-based compensation. The program is designed to provide competitive compensation as well as opportunities to earn above-average compensation when BANC ONE's performance warrants it.

    The program is also designed to recognize meaningful differences in individual performance and contribution to the long-term creation of shareholder value. In each component of executive compensation, as discussed below, the Committee balances the need to provide a compensation opportunity that is competitive with the Peer Group, with its desire to pay for performance in both the short- and long-term, with its goal to promote long-term equity ownership and with the need to comply with complex tax and accounting rules. Each component of executive compensation is discussed below.

CORPORATE TAX DEDUCTION FOR EXECUTIVE COMPENSATION

    During 1993, Section 162(m) of the Internal Revenue Code was enacted to limit the corporate deduction for compensation paid to a corporation's five most highly compensated executive officers to $1 million per year per executive, unless certain requirements are met. The Committee carefully reviewed the impact of this legislation on the cost of BANC ONE's current executive compensation plans and, where appropriate, has brought executive compensation plans into compliance with the requirements of Section 162(m). It is the Committee's policy to maximize the effectiveness, as well as the tax-efficiency, of BANC ONE's executive compensation plans. In that regard, the Committee intends to maintain flexibility to take actions which it deems to be in the best interests of BANC ONE and its shareholders but which may not qualify for tax deductibility under
Section 162(m) or other sections of the Code.

BASE SALARIES

    Base salaries for executive officers are established at levels considered appropriate in view of the duties and scope of responsibilities of each officer's position. The Committee has established a goal of providing base salaries for executives at approximately the 50th percentile of the Peer Group.

    In determining base salaries, the Committee takes into account external pay practices of the Peer Group, individual performance, special assignments or responsibilities, level of responsibility, time in position, prior experience and knowledge. The Committee uses broad discretion when setting base salary levels and considers all of the above criteria. No specific weighting is assigned to these criteria. Mr. McCoy's current base salary of $995,000, which was set by the Committee in July 1993, was established on the basis of these principles.

ANNUAL INCENTIVE OPPORTUNITY

    In 1995, BANC ONE's Chairman and President were eligible to participate in the 1994 Key Executive Management Incentive Compensation Plan, as amended (the "EMIC Plan"), while all other executive officers participated in the Key Management Incentive Compensation Plan ("KMIC"). Both the EMIC Plan and KMIC established incentive award opportunities for each participant based on his or her level of responsibility. The Committee has established a goal of targeting annual incentive opportunities to the 75th percentile of the Peer Group, for superior performance.

    Under the terms of the EMIC Plan, covering Mr. McCoy and Mr. Lehmann, the Committee established specific performance targets of an increase in earnings from the previous year and a return on assets of not less than 1.15%, and provided for award opportunities based upon achieving these goals as set forth in a matrix established by the Committee. The target award levels for Mr. McCoy and Mr. Lehmann were fixed by the Committee at the beginning of the performance period at 60% and 55%, respectively, of annual base salary. In 1995, BANC ONE substantially exceeded its performance thresholds as to both earnings growth and return on assets. As a result, Mr. McCoy and Mr. Lehmann received awards of $1,124,000 and $556,600, respectively.

    KMIC awards to all other executive officers are based upon a formula which gives up to 50% consideration to a discretionary evaluation of the individual's contribution and are otherwise based upon pre-established performance objectives for BANC ONE and for each BANC ONE affiliate. These objectives include specific targets for earnings growth, the achievement of which are prerequisites for payment of KMIC awards. In general, target award levels for executive officers under KMIC were set at 50% of annual base salary. Awards under KMIC for 1995 were generally above the target award level.

EQUITY-BASED COMPENSATION

    Each year, the Committee reviews competitive data based on BANC ONE's Peer Group to determine the level of equity-based awards to be granted to executive officers and other members of key management. Equity-based awards for executive officers are intended to be at a level somewhat above the median of Peer Group award levels. BANC ONE has included stock options and restricted stock awards as key elements in its total compensation package for many years.

    Equity-based compensation provides a long-term link between the results achieved for shareholders and the rewards provided to key executive officers. In 1995, shareholders approved the 1995 Stock Incentive Plan (the "1995 Plan") which provides for the grant of several types of equity-based awards, including stock options and restricted stock awards. Although the 1995 Plan authorizes the Committee to grant stock appreciation rights, performance shares, performance awards, performance share units, dividend or equivalent rights or performance stock awards, such awards were not granted by the Committee under the 1995 Plan during 1995.

    No restricted stock awards were granted to Mr. McCoy in 1995 because the financial objectives set at the beginning of 1994 for a restricted stock award in 1995 were not achieved. With regard to executive officers other than the Chairman, the Committee considered each individual's overall past and expected future contributions to BANC ONE as well as the amount and nature of similar awards granted by the Peer Group. The Committee has broad discretion in granting restricted stock awards and considers all of the above criteria; no specific weighting is assigned to these criteria. Based on these criteria, the Committee made restricted stock awards to other BANC ONE executive officers in 1995.

    In 1995, the Committee granted stock options to BANC ONE's key executives based upon a subjective evaluation of each individual's expected future contribution to BANC ONE, with consideration also having been given to the amount and nature of similar awards granted by the Peer Group. Stock options are granted with an exercise price equal to the market price of BANC ONE's Common Stock on the date of grant. During 1995, two stock option grants to Mr. McCoy were made differing only in their vesting schedule. One grant of options to purchase 4,000 shares of BANC ONE Common Stock vests upon the achievement of specific stock prices and the other grant of options to purchase 178,344 shares of BANC ONE Common Stock vests at the end of five years. These option awards will reward Mr. McCoy for achieving stock price appreciation that will benefit all shareholders.

    In connection with the grant of stock options in 1995, the Committee awarded dividend equivalent rights to a portion of the options granted to Mr. McCoy, as discussed in the footnote to the Option Grant Table. These were granted under a separate dividend equivalent plan.

OTHER COMPENSATION

    In 1994, a "Split Dollar" life insurance plan was introduced covering, among others, the executive officers. Under this plan, which replaced the employee life insurance plan for covered officers, BANC ONE will be reimbursed for its contributions to premium costs from each policy's cash value or death benefit.

CONCLUSION

    Through the plans described above, a significant portion of BANC ONE's executive compensation is linked directly to individual and corporate performance and long-term stock price appreciation. The Committee will continue to review all elements of executive compensation to ensure that they continue to meet BANC ONE's business objectives.

THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    John R. Hall, Chairman
    E. Gordon Gee
    Richard L. Scott
    Thekla R. Shackelford
    Alex Shumate

                             EXECUTIVE COMPENSATION

SUMMARY ANNUAL COMPENSATION

    The following Summary Compensation Table sets forth the individual compensation paid to BANC ONE's Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995.

SUMMARY COMPENSATION TABLE (1)

                                                                                          LONG-TERM COMPENSATION
                                                                                      ------------------------------
                                                          ANNUAL COMPENSATION                 AWARDS
                                                    --------------------------------  ---------------------- PAYOUTS
                                                                        OTHER ANNUAL  RESTRICTED    STOCK    -------
                                                    SALARY     BONUS    COMPENSATION  STOCK (3)  OPTIONS (4)  LTIP
NAME                      PRINCIPAL POSITION  YEAR    ($)       ($)         ($)          ($)      (SHARES)   PAYOUTS
------------------------- ------------------  ----  -------  ---------  ------------  ---------- ----------- -------
John B. McCoy............ Chairman and CEO,
                           BANC ONE           1995  995,000  1,124,400    275,100(2)          0     182,344
                          Chairman and CEO,
                           BANC ONE           1994  995,000    510,000    148,863(2)          0     179,783
                          Chairman and CEO,
                           BANC ONE           1993  972,500  1,020,000     70,531(2)    708,129      58,336

Richard J. Lehmann (6)... President, BANC
                          ONE                 1995  578,254    556,600     62,503       399,997      42,194
                          Chairman, Banc One
                           Arizona Corp.      1994  457,000    234,200     86,744(2)    230,007      23,256
                          Chairman, Banc One
                           Arizona Corp.      1993  450,000    337,500     12,665        --          --

Thomas E. Hoaglin........ Chairman, Banc One
                           Ohio Corp.         1995  441,000    235,000     27,577       264,996      30,210
                          Chairman, Banc One
                           Ohio Corp.         1994  424,500    231,300     12,891       250,002      26,357
                          Chairman, Banc One
                           Ohio Corp.         1993  406,000    295,000      6,900       181,293      10,505

Joseph D. Barnette,       Chairman, Banc One
Jr.......................  Indiana Corp.      1995  430,500    250,000     20,370       249,976      27,004
                          Chairman, Banc One
                           Indiana Corp.      1994  414,500    209,800     16,282       235,006      23,256
                          Chairman, Banc One
                           Indiana Corp.      1993  398,000    289,000     13,016       175,063      10,505

Ronald G.                 Chairman, Banc One
Steinhart (6)............  Texas Corp.        1995  395,000    240,000     11,618       214,989      33,628
                          Chairman, Banc One
                           Texas Corp.        1994  382,500          0     10,388       179,987      13,953
                          Chairman, Banc One
                           Texas Corp.        1993  362,500    135,000     10,556        --          --


                              ALL OTHER
                           COMPENSATION (5)
NAME                             ($)
-------------------------  ----------------
John B. McCoy............
                                114,385

                                114,750

                                 13,333
Richard J. Lehmann (6)...
                                 17,315

                                 11,515

Thomas E. Hoaglin........
                                 10,908

                                 10,801

                                 13,333
Joseph D. Barnette,
Jr.......................        10,486

                                 10,465

                                  7,195
Ronald G.
Steinhart (6)............        12,518

                                 12,429

                                 13,333

----------------------------------
(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) Amounts included which exceed 25% of total:

EXECUTIVE                                                                                                               1995
------------------------------                                                                                       ----------
John B. McCoy.................  Deferred payments under Dividend Equivalent Unit Plan                                $  146,874
                                Personal use of company aircraft as required for security reasons by Board of
                                 Directors                                                                           $   62,897
Richard J. Lehmann............  Net payment and tax gross-up for terminated supplemental excess retirement plan

EXECUTIVE                         1994       1993
------------------------------  ---------  ---------
John B. McCoy.................  $  45,471

                                $  63,498  $  45,317
Richard J. Lehmann............  $  73,610

(3) The restrictions on shares of restricted stock expire as to one-third of the shares on each of the fourth, sixth and eighth anniversaries of the award date. Dividends on restricted stock are paid to the grantees. As of December 31, 1995, the total number of shares of restricted stock and the value of said shares (based upon the closing market value of $37.625 per share on said date) outstanding to each of the persons listed above, are as follows:

John B. McCoy........................................................................    106,837  $4,019,742
Richard J. Lehmann...................................................................     20,634  $  776,354
Thomas E. Hoaglin....................................................................     37,622  $1,415,528
Joseph D. Barnette, Jr...............................................................     33,371  $1,255,584
Ronald G. Steinhart..................................................................     12,838  $  483,030

(4) Stock option grants include Incentive Stock Options up to the $100,000 annual limit with the remainder of the grants being Non-Qualified Stock Options. All stock options are granted at the market price of BANC ONE Common Stock on the date of grant.

(5) Includes employer matching contributions to the BANC ONE Security Savings Plan and the BANC ONE Supplemental Executive Security Savings Plan. Also includes, for the years 1994 and 1995, the values of split-dollar life insurance arrangements with BANC ONE in the amount of $109,385, $12,315, $5,908, $8,686 and $7,778 for 1995 and $109,750, $9,715, $5,801, $8,665 and
    $7,764 for 1994 for Messrs. McCoy, Lehmann, Hoaglin, Barnette and Steinhart, respectively. The split-dollar life insurance program is structured so that all premium payments are returned to BANC ONE at the later of (i) the executive attaining the age of 65 or (ii) the expiration of 15 policy years. In addition to the executive split-dollar policies, Mr. McCoy is covered by a split-dollar arrangement that insures the lives of Mr. McCoy and his wife.

(6)   Mr.  Lehmann's  and   Mr.  Steinhart's  first   year  of  eligibility  for
    participation in the BANC ONE 1989 Stock Incentive Plan was 1994.

STOCK INCENTIVE PLANS

    The 1995 Plan authorizes the grant of Director Stock Options to BANC ONE Directors and the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares or units, performance shares or units, Performance Stock Awards (as defined in the 1995 Plan), dividend equivalent rights and other similar stock-based types of grants based in whole or in part by reference to BANC ONE Common Stock to key employees of BANC ONE and its affiliates. The 1995 Plan is administered by the Personnel and Compensation Committee (the "Committee"), the members of which are ineligible to participate in the 1995 Plan except with respect to Director Stock Options. In administering the 1995 Plan, the Committee will determine, among other things, the employees to whom grants of awards are to be made, the type of awards to be made, the grant terms of awards and such other terms and conditions as the Committee deems appropriate. The 1989 Stock Incentive Plan (the "1989 Plan"), which was terminated by the Board of Directors effective April 17, 1995, provided for the grant of similar awards to BANC ONE directors and to key employees of BANC ONE and its affiliates. Outstanding awards under the 1989 Plan remain in effect under the terms of their respective grants.

    During 1995, incentive stock options and nonqualified stock options were granted by the Committee on shares of BANC ONE Common Stock pursuant to the 1989 Plan and the 1995 Plan to the individuals named in the Summary Compensation Table, to Executive Officers of BANC ONE and to other employees of BANC ONE and its affiliates. During 1995 the Committee awarded shares of BANC ONE Common Stock as restricted stock awards pursuant to the 1995 Plan to certain individuals named in the Summary Compensation Table, to Executive Officers of BANC ONE and to other employees of BANC ONE and its affiliates. Employees receiving restricted stock awards were issued shares subject to restrictions on disposition during a period determined by the Committee during which the recipient may vote and receive dividends and distributions thereon. Restricted stock awards may be forfeited if the recipient terminates employment with BANC ONE prior to expiration of the restricted period. Recipients may not transfer the shares received during the restrictive period. The restrictions on the shares awarded each individual in 1995 expire as to one-third of the shares in 1999, one-third in 2001, and one-third in 2003. No grants or awards of stock appreciation rights, performance shares or units, Performance Stock Awards or dividend equivalent rights were made under either the 1989 Plan or the 1995 Plan during 1995.

    The following tables set forth (i) the number and value of options granted in fiscal year 1995 to the individuals named in the Summary Compensation Table; and (ii) the aggregate option exercises and fiscal year-end values for the individuals named in the Summary Compensation Table for fiscal year 1995.

OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                INDIVIDUAL GRANTS (2)
                                             ------------------------------------------------------------
                                                 NUMBER OF
                                                SECURITIES      % OF TOTAL
                                                UNDERLYING        OPTIONS                                  GRANT DATE
                                              OPTIONS GRANTED     GRANTED     EXERCISE                      PRESENT
                                             -----------------   EMPLOYEES      PRICE       EXPIRATION     VALUE (6)
NAME                                         TYPE (3)  NUMBER   IN 1995 (4)   ($/SHARE)      DATE (5)         ($)
-------------------------------------------  --------  -------  -----------   ---------  ----------------  ----------
John B. McCoy (7)..........................      ISO    3,375        0.15%      29.625   May 1, 2005         16,200
                                                NQSO    4,000        0.18%      28.125   January 23, 2015    18,520
                                                NQSO   174,969       7.70%      29.625   May 1, 2015        790,860
                                             --------  -------  -----------                                ----------
                                               Total   182,344       8.02%                                  825,580

Richard J. Lehmann.........................      ISO    3,375        0.15%      29.625   May 1, 2005         16,200
                                                NQSO   38,819        1.71%      29.625   May 1, 2015        175,462
                                             --------  -------  -----------                                ----------
                                               Total   42,194        1.86%                                  191,662

Thomas E. Hoaglin..........................      ISO    3,375        0.15%      29.625   May 1, 2005         16,200
                                                NQSO   26,835        1.18%      29.625   May 1, 2015        121,294
                                             --------  -------  -----------                                ----------
                                               Total   30,210        1.33%                                  137,494

Joseph D. Barnette, Jr.....................      ISO    3,375        0.15%      29.625   May 1, 2005         16,200
                                                NQSO   23,629        1.04%      29.625   May 1, 2015        106,803
                                             --------  -------  -----------                                ----------
                                               Total   27,004        1.19%                                  123,003

Ronald G. Steinhart........................      ISO    3,375        0.15%      29.625   May 1, 2005         16,200
                                                NQSO   10,000        0.44%      28.125   January 23, 2015    46,300
                                                NQSO   20,253        0.89%      29.625   May 1, 2015         91,544
                                             --------  -------  -----------                                ----------
                                               Total   33,628        1.48%                                  154,044

                           BLACK-SCHOLES ASSUMPTIONS

                                                               EXERCISE AT  REDUCTION FOR
OPTION TYPE                          DURATION     VESTING      RETIREMENT     TURNOVER     DIVIDENDS  VOLATILITY
-----------------------------------  --------  --------------  -----------  -------------  ---------  ----------
ISO................................  10 years  100% at 5       3 months         38.39%     $  1.330     22.340%
                                               years
NQSO (expire on January 23, 2015)..  20 years  50% at 4 and    36 months        33.58%     $  1.330     22.340%
                                               50% at 6 years
NQSO (expire on May 1, 2015).......  20 years  100% at 5       36 months        33.98%     $  1.330     22.340%
                                               years

------------------------------
(1) The exercise of any stock option set forth above is conditional upon the grantee being employed by BANC ONE at the time of exercise.

(2) All share and dollar amounts have been adjusted, as appropriate, for stock splits and stock dividends paid on BANC ONE Common Stock through December 31, 1995.

(3)  Incentive Stock Options (ISO) or Non-Qualified Stock Options (NQSO).

(4)  Based on 2,273,115 stock options granted to all employees during 1995.

(5) All stock options, except the two grants which expire on January 23, 2015, become exercisable on the fifth anniversary of the date of grant if the executive is still employed by BANC ONE. The stock option grants which expire on January 23, 2015 become exercisable upon the first to occur of
     (i) nine years and six months from the grant date (if the executive is still employed by BANC ONE), (ii) such time as the market price of BANC ONE Common Stock for 10 consecutive trading days equals or exceeds $40 for the first 50% of each grant and $50 for the remaining 50% of each grant or
     (iii) the executive's retirement after his 65th birthday provided such retirement is at least 6 months and 1 day from the date of grant.

(6) Grant date present value is determined using the Black-Scholes Model. This is a theoretical value for stock options. The amount realized from a stock option ultimately depends on the market value of BANC ONE Common Stock at a future date.

(7) Mr. McCoy also received Dividend Equivalent Units (DEUs) in 1995. These units provide the basis for a quarterly cash payment which equals the amount of the per share dividend on BANC ONE Common Stock times the number of units. In 1995 Mr. McCoy received 72,000 DEUs. The dividend on BANC ONE Common Stock for each quarter of 1995 was $.34 per share.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END VALUES

                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING              VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS HELD       IN-THE-MONEY OPTIONS
                               SHARES         VALUE        AT FISCAL YEAR END (#)      AT FISCAL YEAR END ($)(2)
                             ACQUIRED ON   REALIZED (1)  ---------------------------  ---------------------------
                            EXERCISE (#)       ($)       EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
                            -------------  ------------  -----------  --------------  -----------  --------------
John B. McCoy.............        9,797        136,805       88,562        500,309     1,526,501       3,203,776
Richard J. Lehmann........            0              0            0         65,450             0         462,553
Thomas E. Hoaglin.........            0              0       22,612         88,186       396,961         584,262
Joseph D. Barnette, Jr....        9,797        147,827       25,157         80,923       432,133         537,842
Ronald G. Steinhart.......            0              0       15,547         47,581       384,936         359,021

------------------------
(1) Fair market value at exercise minus the exercise price.

(2) Based on the fair market value of BANC ONE Common Stock of $37.625 on December 31, 1995.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

    The following graph demonstrates a five year comparison of cumulative total return for BANC ONE, the Standard & Poor's 500 Index ("S&P 500") and an index with respect to the performance of the institutions comprising the Salomon Brothers Inc. 50 composite ("Salomon 50"). (1)(2)

                 12/90      12/91      12/92      12/93      12/94      12/95
               ---------  ---------  ---------  ---------  ---------  ---------
S&P 500        $     100  $  130.34  $  140.25  $  154.32  $  156.42  $  214.99
Salomon 50     $     100  $  162.72  $  213.21  $  230.69  $  219.77  $  347.95
BANC ONE       $     100  $  194.96  $  222.14  $  210.23  $  156.23  $  241.25

------------------------
(1) The Salomon 50 is comprised of 50 prominent banks, U.S. bank holding companies and similar institutions selected by Salomon Brothers Inc. Shareholders may obtain more information on the Salomon 50 and the composition of the entities comprising the 50 institutions therein represented by contacting Jeffrey Naschek of Salomon Brothers Inc. at (212) 783-7888.

(2) Assumes $100 invested on December 31, 1990 in each of BANC ONE Common Stock, the S&P 500 and the Salomon 50. Total return assumes dividends are reinvested.

SAVINGS PLAN

    In 1986, BANC ONE adopted the BANC ONE Security Savings Plan (the "401(k) Plan"), a tax deferred savings and profit sharing plan under Section 401(k) of the Internal Revenue Code (the "Code"). Employees who have completed six months or more of continuous employment with BANC ONE or its affiliates and are 20 years of age or older may participate in the 401(k) Plan by directing their employer to make pre-tax salary contributions to the 401(k) Plan for their account up to 12% of the employee's eligible earnings (base salary, commissions and overtime). The employee's pre-tax salary contributions may be invested in the BANC ONE Common Stock Fund, a Bank One, Columbus, N.A. Money Market Deposit Account, The One Group-Registered Trademark- Income Bond Fund, The One
Group-Registered Trademark- Equity Index Fund and/or The One Group-Registered Trademark- Large Company Growth Fund. Up to the first 6% of monthly pre-tax contributions are eligible for a 20% basic matching contribution to the BANC ONE Common Stock Fund. In addition, BANC ONE may make a supplemental employer matching contribution based on the percentage increase over the preceding year of BANC ONE's annual earnings per share (as originally reported with adjustments for stock splits and dividends) as follows:

EARNINGS PER SHARE INCREASE                                  TOTAL MATCHING CONTRIBUTION
OVER PRECEDING YEAR                                            (BASIC & SUPPLEMENTAL)
-----------------------------------------------------------  ---------------------------
Less than 11%..............................................       (20% +  0%) = 20%
11%........................................................       (20% + 15%) = 35%
12%........................................................       (20% + 20%) = 40%
13%........................................................       (20% + 25%) = 45%
14%........................................................       (20% + 30%) = 50%
15%........................................................       (20% + 35%) = 55%
16%........................................................       (20% + 40%) = 60%
17%........................................................       (20% + 45%) = 65%
18%........................................................       (20% + 50%) = 70%
19%........................................................       (20% + 55%) = 75%
20% or more................................................       (20% + 60%) = 80%

    The Committee may from time to time and without the consent of any employee or participant establish different criteria for which supplemental matching contributions may be made. Pursuant to such authority, the Committee in early 1995 established a 1994 earnings per share benchmark of $2.96 for purposes of
the   401(k)  Plan.  Utilizing  this  benchmark,   it  was  determined  that  no
supplemental employer matching contribution was payable for 1995 under the 401(k) Plan.

    Employer matching contributions vest upon the employee's completion of five years of service with BANC ONE or one of its affiliates. Employer matching contributions for 1995 for the account of the individuals named in the Summary Compensation Table are included in that table under the column "All Other Compensation."

RETIREMENT BENEFITS

    BANC ONE has a Retirement Plan (the "Plan") for its employees. Contributions to the Plan are determined on an actuarial basis for all employees as a group and not individually. The Plan benefits are based upon a percentage of final average compensation which is defined as the average of the highest consecutive five years Eligible Compensation (as described below) out of the last ten full Plan years multiplied by the employee's years of credited service, to a maximum of 35 years. The Eligible Compensation for each employee under the Plan equals the base salary, plus 50% of bonuses, overtime, commissions, shift differential and incentive pay paid to each such person, including executive officers, covered by the Plan. The following table illustrates the approximate maximum benefits of an employee at various levels of Eligible Compensation assuming continuation of the present plan and employment until age 65.

                                CREDITED YEARS OF SERVICE AT AGE 65 (2)(3)(4)
  FINAL AVERAGE    ------------------------------------------------------------------------
COMPENSATION (1)    10 YRS.     15 YRS.     20 YRS.     25 YRS.     30 YRS.      35 YRS.
-----------------  ----------  ----------  ----------  ----------  ----------  ------------
  $     500,000    $   87,800  $  131,700  $  175,600  $  219,500  $  263,400  $    307,400
        600,000       105,700     158,600     211,400     264,300     317,100       370,000
        700,000       123,600     185,400     247,200     309,000     370,800       432,700
        800,000       141,500     212,300     283,000     353,800     424,500       495,300
      1,000,000       177,300     266,000     354,600     443,300     531,900       620,600
      1,200,000       213,100     319,700     426,200     532,800     639,300       745,900
      1,400,000       248,900     373,400     497,800     622,300     746,700       871,200
      1,600,000       284,700     427,100     569,400     711,800     854,100       996,500
      1,800,000       320,500     480,800     641,000     801,300     961,500     1,121,800

------------------------
(1) The current Eligible Compensation that would be used in calculating the final average compensation for Messrs. John B. McCoy, Lehmann, Hoaglin, Barnette and Steinhart is $1,683,769, $882,250, $575,960, $555,500 and
    $529,700, respectively.

(2) As of January 1, 1996, the credited years of service for Messrs. John B. McCoy, Lehmann, Hoaglin, Barnette and Steinhart were approximately 29, 26, 22, 14 and 3 years, respectively. For purposes of the Plan and the BANC ONE Supplemental Employees Retirement Plan (the "SERP"), the credited years of service for Mr. Lehmann include all of his service with BANC ONE and certain previous employers.

(3) In 1995, annual benefits were limited by (i) the Tax Equity and Financial Responsibility Act to a maximum benefit of $120,000 and (ii) the Tax Reform Act of 1986 with regard to covered compensation to $150,000. The benefit amount in excess of such limitations will be paid through the SERP.

(4) Benefits set forth in the table are straight life annuity amounts and are not subject to deductions for Social Security or other offset amounts.

    BANC ONE and Mr. Lehmann are parties to an agreement relating to Mr. Lehmann's benefits under the Plan and the SERP, the terms of which were originally set forth in an agreement (the "VNB Agreement") between Mr. Lehmann and Valley National Bank of Arizona (now Bank One, Arizona, N.A.). The agreement provides that, consistent with the VNB Agreement, Mr. Lehmann's retirement benefits under the Plan will be the greater benefit as between: (a) the sum of
(i) the frozen accrued benefit under the Retirement Plan for Employees of the Valley National Bank of Arizona plus (ii) the benefit accrued under the Plan, recognizing credited service from and after January 1, 1994, or (b) the benefit accrued under the Plan recognizing credited service for all eligible periods of employment. Mr. Lehmann's benefits under the SERP will, consistent with the VNB Agreement, be calculated using credited service for all eligible periods of employment, less the amount payable under the Plan as calculated in the preceding sentence, and offset by the actual retirement benefits to be received under the retirement plan(s) of Citicorp (Mr. Lehmann's former employer). Under certain circumstances, Mr. Lehmann will, consistent with the VNB Agreement, be entitled to receive the greater of the benefit described in the preceding sentence or the benefit calculated and payable under the Valley National Supplemental Retirement Plan. If Mr. Lehmann's employment is terminated due to death or retirement or is terminated by BANC ONE for any reason other than gross negligence or malfeasance, Mr. Lehmann will be fully vested in the benefits described in the Agreement. The estimated annual benefits payable to Mr. Lehmann pursuant to the agreement upon retirement at normal retirement age is $282,351, reduced by the annual retirement benefits received by Mr. Lehmann under the Citicorp retirement plan(s).

                                CERTAIN REPORTS

    Section 16 of the Securities Exchange Act of 1934 requires BANC ONE's directors, executive officers and persons who own more than ten percent of a registered class of BANC ONE's equity securities (currently, to the best of BANC ONE's knowledge, there are no such persons) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of such reports and representations from BANC ONE directors and officers, BANC ONE believes that during 1995 all such reports were filed on a timely basis except that, as a result of a BANC ONE systems omission on which they relied, each of Frederick L. Cullen, John B. McCoy, Donald L. McWhorter, Richard D. Lodge and Ronald G. Steinhart were late in filing one Form 4 to report the grant of stock options and except that, as a result of a coding error on the part of the institutional co-trustee, a Form 3 report timely filed by John W. Kessler was required to be amended to reflect beneficial ownership of BANC ONE Common Stock held in a trust for which Mr. Kessler's spouse serves as co-trustee.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Certain Directors and Executive Officers of BANC ONE and their associates are at present, as in the past, customers of the banks affiliated with BANC ONE and have entered into lending transactions with such banks in the ordinary course of business. Additional lending transactions may be expected to take place with banks affiliated with BANC ONE in the ordinary course of business. Such lending transactions have been and will continue to be on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable lending transactions with other persons. Such lending transactions did not, and will not, involve more than normal risk of collectibility or present other unfavorable features.

    See also "Compensation Committee Interlocks and Insider Participation."

                              OWNERSHIP OF SHARES

    No person is known to BANC ONE to be the beneficial owner of more than 5% of any class of equity securities of BANC ONE at January 1, 1996, except as follows:

                                                           AMOUNT & NATURE
                                                            OF BENEFICIAL    PERCENT OF
TITLE OF CLASS     NAME AND ADDRESS OF BENEFICIAL OWNER     OWNERSHIP (1)      CLASS
---------------  ----------------------------------------  ---------------   ----------
Common Stock     Bank One Trust Company, N.A.                  32,360,186          8.3%
                 100 East Broad Street                         shares (2)
                 Columbus, Ohio 43271
Common Stock     Capital Group Companies, Inc.                 28,469,540          7.3%
                 333 South Hope Street                         shares (3)
                 Los Angeles, CA 90071

    Set forth below is information as of January 1, 1996 concerning the number of shares of BANC ONE Common Stock(4) owned beneficially by all BANC ONE directors and executive officers (30 individuals) as a group and by the executive officers of BANC ONE named in the Summary Compensation Table, except with respect to Messrs. John B. McCoy and Lehmann whose share ownership is reported in the information on nominees for election as directors under "Election of Directors":

                                                                AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP (1)  PERCENT OF CLASS
------------------------------------------------------------  ------------------------  ----------------
All Directors and Executive Officers as a group (30
 individuals)...............................................         2,876,193(5)             (6)
Thomas E. Hoaglin...........................................           114,209(7)             (6)
Joseph D. Barnette, Jr......................................           270,338(8)             (6)
Ronald G. Steinhart.........................................            45,577(9)             (6)

------------------------
(1) Except as noted below, share amounts are reported and percentages of share ownership are calculated based upon the shares of BANC ONE Common Stock outstanding as of January 1, 1996 and, accordingly, do not reflect shares to be issued March 6, 1996 as a result of the 10% stock dividend declared by the Board of Directors on January 23, 1996 to shareholders of record as of the close of business on February 21, 1996.

(2) Share amount reported as of February 8, 1996. Includes shares held by BANC ONE affiliates which have trust powers and which hold shares in various agency and trust accounts. With respect to those accounts, the BANC ONE affiliates have the sole power to vote approximately 16,384,676 of such shares, shared power to vote approximately 712,541 of such shares, sole power to dispose of approximately 23,465,507 of such shares and shared power to dispose of approximately 5,011,706 of such shares. All of the stock of the BANC ONE affiliates is owned by BANC ONE.

(3) With respect to such shares, the Capital Group Companies, Inc. and its subsidiaries in the aggregate had the sole power to vote 1,148,640 of such shares and had sole disposition power with respect to all 28,469,540 shares.

(4) No shares of BANC ONE Preferred Stock are beneficially owned by any BANC ONE director or executive officer, except for the 600 shares of BANC ONE Preferred Stock owned by one executive officer and constituting less than 1% of all the outstanding shares of BANC ONE Preferred Stock.

(5) Share amount shown excludes options to purchase 1,298,417 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1996. Share amount shown includes (a) 407,771 shares of BANC ONE Common Stock which may be voted by the recipients but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 430,898 shares of BANC ONE Common Stock.

(6) Directors and executive officers of BANC ONE, individually and in the aggregate, beneficially own less than 1% of the outstanding shares of BANC ONE Common Stock.

(7) Share amount shown excludes options to purchase 88,186 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1996. Share amount shown includes (a) 37,622 shares of BANC ONE Common Stock which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 22,612 shares of BANC ONE Common Stock.

(8) Share amount shown excludes options to purchase 80,923 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1996. Share amount shown includes (a) 33,371 shares of BANC ONE Common Stock which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 25,157 shares of BANC ONE Common Stock.

(9) Share amount shown excludes options to purchase 47,581 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1996. Share amount shown includes (a) 12,838 shares of BANC ONE Common Stock which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 15,547 shares of BANC ONE Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Coopers & Lybrand L.L.P., which has served as independent certified public accountants to BANC ONE since its formation, has been selected by the Board of Directors to serve in that capacity in 1996. A representative of Coopers & Lybrand will be present at the Annual Meeting of Shareholders in order to respond to questions and to make any other statement such representative deems appropriate.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    In order for shareholder proposals to be considered for presentation at the 1997 Annual Meeting of Shareholders, such proposals must be received by BANC ONE not later than November 6, 1996.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

    BANC ONE's Regulations provide that shareholder nominations for election as directors may be made in compliance with certain advance notice, informational and other applicable requirements. In order to be considered, a shareholder's notice of director nomination must be delivered to or mailed and received by the Secretary of BANC ONE at 100 East Broad Street, Columbus, Ohio 43271 not less than 60 or more than 90 days prior to BANC ONE's Annual Meeting; provided, however, that if the Annual Meeting is called and less than 75 days prior public disclosure of the date of the meeting is given, timely notice by the shareholder must be delivered to or mailed and received by the Secretary of BANC ONE at the above address not later than the close of business on the earlier of the 15th day following the day on which public disclosure of the date of the meeting was made or the 15th day following the date that notice of the meeting was mailed. BANC ONE's Annual Meeting is traditionally held on the third Tuesday of April of each year. A shareholder's notice of director nominations must contain certain information required by the Regulations of BANC ONE. Copies of the Regulations are available upon request made to the Secretary of BANC ONE at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for shareholder proposals to be included in BANC ONE's proxy materials for a meeting of shareholders.

                                 OTHER BUSINESS

    As of the date of the Proxy Statement, the Board of Directors and management are not aware of any other matter which will come before the Annual Meeting of Shareholders. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the person or persons entitled to vote the shares represented by such proxy discretionary authority to vote the same with regard to any other matter in accordance with their best judgment in the interest of BANC ONE.

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. ALTHOUGH YOU MAY PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POST-PAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY PRIOR TO IT BEING VOTED.

                                          By Order of the Board of Directors:

                                          /s/ Roman J. Gerber

                                          Roman J. Gerber
                                          EXECUTIVE VICE PRESIDENT AND SECRETARY

Columbus, Ohio
March 7, 1996

                 (This page has been left blank intentionally.)

                                   [MAP]

    Please be sure to bring your parking ticket from the Columbus Convention Center Garage, North Lot or East Lot for free parking validation at the Welcome Desks on April 16, 1996.

                                     NOTICE
                        ADMISSION TO THE ANNUAL MEETING

    In order to accommodate our shareholders, admission to the Annual Meeting must be limited to shareholders, proxies, press and meeting staff. Two Welcome Desks will be set up to greet meeting attendees. If you hold stock in your own name, please proceed to the RECORD HOLDER Welcome Desk when you arrive. If you hold stock through a bank, broker or otherwise, please proceed to the STREET NAME Welcome Desk and please be prepared to furnish an account statement from your bank or broker, a copy of a proxy card mailed to you, or other proof of ownership of BANC ONE Common Stock. Those persons without such proof will be delayed until the meeting staff determines that there is adequate seating for all attendees and may be denied admittance if seating space is judged inadequate.

PROXY                                                                      PROXY

                              BANC ONE CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 16, 1996.

The undersigned hereby appoints John R. Hall, Frederick P. Stratton, Jr. and Robert D. Walter, and each of them, Proxies, with power of substitution to each, for and in the name of the undersigned to vote, as designated on the reverse side hereof, all the shares of BANC ONE CORPORATION Common Stock held of record by the undersigned as of February 26, 1996 at the Annual Meeting of Shareholders to be held on April 16, 1996 or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election as directors of the nominees named in the proxy statement and according to the judgment of the proxies with respect to any other business that may come before the meeting.

  The Board of Directors recommends a vote FOR the election as directors of the nominees named in the Proxy Statement.

         PLEASE VOTE, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)


-------------------------------------------------------------------------------

                              BANC ONE CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.   Election of Directors --
                                                                                          For All
     NOMINEES:  Charles E. Exley, Jr., E. Gordon Gee,            For       Withheld        Except
     John R. Hall, Laban P. Jackson, Jr., John W. Kessler,       ___         ____           ____
     Richard J. Lehmann, John B. McCoy, John G. McCoy,
     Richard L. Scott, Thekla R. Shackelford, Alex Shumate,
     Frederick P. Stratton, Jr. and Robert D. Walter

     ----------------------------------------------
     (Except nominees written above.)

                                   The Undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement, each dated March 7, 1996.

                                   Dated: ____________________, 1996


                                   Signature(s)________________________________

                                   _____________________________________________
                                   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS.
                                   JOINT OWNERS SHOULD EACH SIGN PERSONALLY.
                                   WHERE APPLICABLE, INDICATE YOUR OFFICIAL
                                   POSITION OR REPRESENTATION CAPACITY.